UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, Gerard Michel and Aastrom Biosciences, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”).  The Employment Agreement provides that Mr. Michel will receive an initial annual base salary of $350,000 and his base salary shall be reviewed annually by the Company.  Mr. Michel will also be reimbursed for his relocation expenses in accordance with the Company’s relocation policies.  Under the Employment Agreement, Mr. Michel will also be eligible to receive cash incentive compensation as determined by the Company.  Mr. Michel’s target annual incentive compensation shall be 40% of his then-current base salary.  Under the Employment Agreement, from time to time and at the discretion of management and the Company’s Board of Directors, the Company may grant to Mr. Michel options to purchase shares of the Company’s common stock pursuant to the Company’s then-current equity plan.

In the event of his termination by the Company without Cause or by Mr. Michel for Good Reason (as such terms are defined in the Employment Agreement), and subject to Mr. Michel’s signing and not revoking a separation agreement that includes a general release of claims, the Company shall pay Mr. Michel an amount equal to nine months of his then-current base salary in nine substantially equal monthly installments.  Subject to Mr. Michel’s co-payment of premiums at the active employee’s rate, Mr. Michel would also be entitled to continued participation in the Company-sponsored group health, dental and vision programs for nine months following the date of termination.

In addition, during his employment and after termination of the Employment Agreement, Mr. Michel has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing his duties to the Company. During the term of the Employment Agreement and for a period of twelve months thereafter Mr. Michel also agrees not to compete with the Company and not to solicit employees, customers or suppliers of the Company.

The Employment Agreement contains other customary terms and conditions. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement with Gerard Michel, dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	Aastrom Biosciences, Inc.

	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President